MERGER AGREEMENT BETWEEN SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
                     AND DREXEL AQUA TECHNOLOGIES, INC.
                           DATED MARCH 23, 1999

WHEREAS, Seahawk Deep Ocean Technology, Inc. 5102 South Westshore Boulevard, Tampa Fl 33611 (SDOT) is a publicly held Colorado corporation based in Florida; and

WHEREAS, Drexel Aqua Technologies, Inc. 47, Florida Street Farmingdale, NY 11735 (Drexel) is a privately held, Delaware corporation that owns all the outstanding share capital of Sindia Expedition, Inc. (SEI), a New Jersey corporation, and

WHEREAS, SEI is the sole owner of all rights to a shipwreck in Ocean City, New Jersey, known as the Sindia, and

WHEREAS, in accordance with the terms of a separate agreement of even date (the Stock Purchase Agreement) a copy of which is attached hereto as Exhibit A, Drexel has agreed to purchase 36,000,000 shares of SDOT's Series 2 Preferred Stock, and

WHEREAS, In accordance with certain terms conditions, as hereinafter specified, SDOT agrees to purchase and Drexel agrees to sell the entire share capital of SEI (the Acquisition).

NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

1. CROSS AGREEMENT. This Agreement is subject to the execution of the Stock Purchase Agreement by both parties.

2. DUE DILIGENCE. This Agreement is subject to appropriate due diligence being performed by and appropriate warranties being given by both parties.

3. CONSIDERATION. The consideration for SEI shall be that number of shares of common stock of SDOT which is equal to the net asset value of SEI divided by the average closing bid price of SDOT common stock for 90 days prior to the date of purchase.

4. NET ASSET VALUE OF SEI. The parties agree that the minimum estimated net asset value of SEI is $30million. Prior to the purchase, Drexel shall provide a valuation of SEI prepared by an independent professional valuer and that valuation shall be used for the calculation of the consideration for SEI.

5. SHAREHOLDERS MEETING. Prior to the Acquisition SDOT shall hold a Shareholders Meeting at which the Shareholders will be asked to authorize new common stock for the Sindia acquisition.

6. BRIDGE FUNDING THE OFFERING. Drexel shall be responsible for providing the funding for all the preparation and organization of the Offering.

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7.  CHOICE OF LAW.  The parties agree that this Agreement shall be construed under the laws of the State of Florida, and any litigation of this Agreement shall take place in Hillsborough County Florida.

8. BINDING AGREEMENT; NONASSIGNABILITY. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto; but none of the rights or obligations attaching to a party thereunder shall be assign able other than as specifically set forth herein.

9. ENTIRE AGREEMENT. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

10. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is determined to be illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

11. HEADINGS. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. NOTICES. All notices provided for in this Agreement shall be by personal delivery or registered or certified mail, return receipt requested, cable, telex, facsimile, or other electronic means to the parties at their respective addresses set forth above. Except as otherwise specifically provided in this Agreement, all notices provided for in this agreement shall be effective when delivered, telegraphed or, if mailed, on the fifth day after posted by certified or registered mail, postage prepaid, return receipt requested.

Agreed this 18th day of March 1999

SDOT

SEAHAWK DEEP OCEAN TECHNOLOGY, INC.


/s/ John T. Lawrence
John T Lawrence, President

DREXEL

DREXEL AQUA TECHNOLOGIES, INC.


/s/ Dennis Parisi
Dennis Parisi, President

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